Earnings Release

Mastercard Incorporated Reports Third Quarter 2021 Financial Results

•Third-quarter net income of $2.4 billion, and diluted earnings per share (EPS) of $2.44
•Third-quarter adjusted net income of $2.3 billion, and adjusted diluted EPS of $2.37
•Third-quarter net revenue of $5.0 billion, an increase of 30%, or 29% on a currency-neutral basis
•Third-quarter gross dollar volume up 20% and purchase volume up 23%
Purchase, NY - October 28, 2021 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third-quarter 2021.
“We saw continued momentum across the business as we delivered strong revenue and earnings growth again this quarter. Our performance was driven by the execution of our strategy, healthy domestic spending and solid growth in cross-border spending which has recently returned to pre-pandemic levels,” said Michael Miebach, Mastercard CEO. “We are extending the scale and power of our trusted network through innovations like our new Mastercard Installments program. And, we continue to add to our efforts in cryptocurrency services and open banking through the acquisition of CipherTrace and the planned acquisition of Aiia.”
Quarterly Results

Third-Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q3 2021	Q3 2020	Reported GAAP	Currency-neutral
Net revenue	$5.0	$3.8	30%	29%
Operating expenses	$2.3	$1.7	31%	30%
Operating income	$2.7	$2.1	29%	29%
Operating margin	54.5%	54.9%	(0.4) ppt	(0.2) ppt
Effective income tax rate	14.3%	21.0%	(6.7) ppt	(6.7) ppt
Net income	$2.4	$1.5	59%	59%
Diluted EPS	$2.44	$1.51	62%	62%

Key Third-Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q3 2021	Q3 2020	As adjusted	Currency-neutral
Net revenue	$5.0	$3.8	30%	29%
Adjusted operating expenses	$2.2	$1.7	25%	23%
Adjusted operating margin	56.7%	54.9%	1.8 ppt	2.0 ppt
Adjusted effective income tax rate	14.4%	20.0%	(5.6) ppt	(5.6) ppt
Adjusted net income	$2.3	$1.6	46%	45%
Adjusted diluted EPS	$2.37	$1.60	48%	48%
1. The Key Third-Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Special Items”) and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q3 2021 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched transactions[2]
(local currency basis)	(local currency basis)
up 20%	up 52%	up 25%
2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods.

The following additional details are provided to aid in understanding Mastercard’s third-quarter 2021 results, versus the year-ago period:
•Net revenue increased 30%, or 29% on a currency-neutral basis, which includes a 3 percentage point benefit from acquisitions. The increase was driven by the impact of the following factors:
•Gross dollar volume growth of 20%, on a local currency basis, to $2.0 trillion.
•Cross-border volume growth of 52% on a local currency basis.
•Switched transactions growth of 25%.
•Other revenues increased 37%. On a currency-neutral basis, other revenues increased 35%, which includes 10 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•These increases to net revenue were partially offset by:
◦Rebates and incentives growth of 35%, or 34% on a currency-neutral basis, reflecting the higher growth in volume and transactions and new and renewed deals.
•Total operating expenses increased 31%. Excluding the impact of Special Items, adjusted operating expenses increased 25%, or 23% on a currency-neutral basis. This includes an 8 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support our continued investment in our strategic initiatives, increased spending on advertising and marketing and increased data processing costs.
•Other income (expense) was favorable $289 million versus the year-ago period, primarily due to net gains in the current period versus net losses in the prior period related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Adjusted other income (expense) was favorable $7 million versus the year-ago period.
•The effective tax rate for the third quarter of 2021 was 14.3%, versus 21.0% for the comparable period in 2020. The adjusted effective tax rate for the third quarter of 2021 was 14.4%, versus 20.0% for the comparable period in 2020, primarily due to the recognition of U.S. tax benefits in the current period, the majority of which were discrete, resulting from a higher foreign derived intangible income deduction and greater utilization of foreign tax credits in the U.S.
•As of September 30, 2021, the company’s customers had issued 2.9 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the third quarter of 2021, Mastercard repurchased approximately 4.3 million shares at a cost of $1.6 billion and paid $434 million in dividends. Quarter-to-date through October 25, the company repurchased approximately 1.0 million shares at a cost of $361 million, which leaves $4.8 billion remaining under the current repurchase program authorizations.

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Year-to-Date Results

Year-to-date Operating Results			Increase / (decrease)
$ in billions, except per share data	2021	2020	Reported GAAP	Currency-neutral
Net revenue	$13.7	$11.2	22%	20%
Operating expenses	$6.4	$5.2	24%	22%
Operating income	$7.3	$6.0	20%	19%
Operating margin	53.1%	53.9%	(0.8) ppt	(0.6) ppt
Effective income tax rate	15.7%	17.3%	(1.6) ppt	(1.6) ppt
Net income	$6.3	$4.6	36%	35%
Diluted EPS	$6.35	$4.59	38%	37%

Key Year-to-date Non-GAAP Results [1]			Increase / (decrease)
$ in billions, except per share data	2021	2020	As adjusted	Currency-neutral
Net revenue	$13.7	$11.2	22%	20%
Adjusted operating expenses	$6.2	$5.1	22%	19%
Adjusted operating margin	54.4%	54.1%	0.2 ppt	0.4 ppt
Adjusted effective income tax rate	15.6%	17.1%	(1.4) ppt	(1.5) ppt
Adjusted net income	$6.0	$4.8	25%	23%
Adjusted diluted EPS	$6.06	$4.78	27%	25%
1. The Key Year-to-Date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Year-to-Date Special Items”) and/or currency. See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2021 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched Transactions[2]
(local currency basis)	(local currency basis)
up 20%	up 25%	up 24%
2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods.

The following additional details are provided to aid in understanding Mastercard’s year-to-date 2021 results, versus the year-ago period:
•Net revenue increased 22%, or 20% on a currency-neutral basis, which includes a 2 percentage point benefit from acquisitions. The increase was driven by the impact of the following factors:
•Gross dollar volume growth of 20%, on a local currency basis, to $5.6 trillion.
•Cross-border volume growth of 25% on a local currency basis.
•Switched transactions growth of 24%.
•Other revenues increased 33%. On a currency-neutral basis, other revenues increased 32%, which includes 7 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•These increases to net revenue were partially offset by:
◦Rebates and incentives growth of 30%, or 28% on a currency-neutral basis, primarily due to increased volumes and transactions and new and renewed deals.

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•Total operating expenses increased 24%. Excluding the impact of Special Items, adjusted operating expenses increased 22%, or 19% on a currency-neutral basis. This includes a 6 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support our continued investment in our strategic initiatives, increased spending on advertising and marketing and increased data processing costs.
•Other income (expense) was favorable $660 million versus the year-ago period, primarily due to net gains in the current period versus net losses in the prior period related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Adjusted other income (expense) was unfavorable $58 million versus the year-ago period, primarily due to increased interest expense related to debt issuances and a decrease in investment income.
•The effective tax rate for the first nine months of 2021 was 15.7%, versus 17.3% for the comparable period in 2020. The adjusted effective tax rate for the first nine months of 2021 was 15.6%, versus 17.1% for the comparable period in 2020, primarily due to the recognition of U.S. tax benefits in the third quarter of 2021, the majority of which were discrete, resulting from a higher foreign derived intangible income deduction and greater utilization of foreign tax credits in the U.S., partially offset by a lower discrete tax benefit related to share-based payments and a change in the company’s geographic mix of earnings.
Third Quarter 2021 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its third quarter 2021 results. The dial-in information for this call is 833-714-0894 (within the U.S.) and 778-560-2664 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 9160547.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)

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•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption; account-based payment systems and issuer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global coronavirus (COVID-19) pandemic and measures taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payment system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, banking industry consolidation, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard Incorporated
Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

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Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions, except per share data)
Net Revenue	$4,985	$3,837	$13,668	$11,181
Operating Expenses:
General and administrative	1,831	1,423	5,225	4,285
Advertising and marketing	222	168	557	415
Depreciation and amortization	188	141	537	430
Provision for litigation	27	—	94	28
Total operating expenses	2,268	1,732	6,413	5,158
Operating income	2,717	2,105	7,255	6,023
Other Income (Expense):
Investment income	5	3	9	27
Gains (losses) on equity investments, net	197	(91)	534	(190)
Interest expense	(110)	(105)	(323)	(275)
Other income (expense), net	7	3	9	7
Total other income (expense)	99	(190)	229	(431)
Income before income taxes	2,816	1,915	7,484	5,592
Income tax expense	402	402	1,176	966
Net Income	$2,414	$1,513	$6,308	$4,626
Basic Earnings per Share	$2.45	$1.51	$6.37	$4.61
Basic weighted-average shares outstanding	986	1,001	990	1,003
Diluted Earnings per Share	$2.44	$1.51	$6.35	$4.59
Diluted weighted-average shares outstanding	990	1,005	994	1,008

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Consolidated Balance Sheet (Unaudited)
	September 30, 2021	December 31, 2020
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$6,406	$10,113
Restricted cash for litigation settlement	586	586
Investments	510	483
Accounts receivable	2,820	2,646
Settlement due from customers	861	1,706
Restricted security deposits held for customers	1,832	1,696
Prepaid expenses and other current assets	2,367	1,883
Total current assets	15,382	19,113
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,570 and $1,390, respectively	1,860	1,902
Deferred income taxes	471	491
Goodwill	7,569	4,960
Other intangible assets, net of accumulated amortization of $1,676 and $1,489, respectively	3,561	1,753
Other assets	6,567	5,365
Total Assets	$35,410	$33,584

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$557	$527
Settlement due to customers	496	1,475
Restricted security deposits held for customers	1,832	1,696
Accrued litigation	838	842
Accrued expenses	5,964	5,430
Current portion of long-term debt	650	649
Other current liabilities	1,224	1,228
Total current liabilities	11,561	11,847
Long-term debt	13,211	12,023
Deferred income taxes	374	86
Other liabilities	3,462	3,111
Total Liabilities	28,608	27,067

Commitments and Contingencies

Redeemable Non-controlling Interests	29	29

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,397 and 1,396 shares issued and 976 and 987 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,026	4,982
Class A treasury stock, at cost, 422 and 409 shares, respectively	(41,282)	(36,658)
Retained earnings	43,750	38,747
Accumulated other comprehensive income (loss)	(791)	(680)
Mastercard Incorporated Stockholders' Equity	6,703	6,391
Non-controlling interests	70	97
Total Equity	6,773	6,488
Total Liabilities, Redeemable Non-controlling Interests and Equity	$35,410	$33,584

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Consolidated Statement of Cash Flows (Unaudited)
	Nine Months Ended September 30,
	2021	2020
	(in millions)
Operating Activities
Net income	$6,308	$4,626
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	995	749
Depreciation and amortization	537	430
(Gains) losses on equity investments, net	(534)	190
Share-based compensation	241	202
Deferred income taxes	(49)	7
Other	34	15
Changes in operating assets and liabilities:
Accounts receivable	(234)	112
Settlement due from customers	845	1,618
Prepaid expenses	(1,742)	(1,291)
Accrued litigation and legal settlements	(4)	(116)
Restricted security deposits held for customers	136	198
Accounts payable	(74)	(145)
Settlement due to customers	(978)	(1,587)
Accrued expenses	692	(399)
Net change in other assets and liabilities	101	362
Net cash provided by operating activities	6,274	4,971
Investing Activities
Purchases of investment securities available-for-sale	(326)	(161)
Purchases of investments held-to-maturity	(172)	(126)
Proceeds from sales of investment securities available-for-sale	202	349
Proceeds from maturities of investment securities available-for-sale	95	127
Proceeds from maturities of investments held-to-maturity	156	84
Purchases of property and equipment	(285)	(280)
Capitalized software	(301)	(277)
Purchases of equity investments	(179)	(183)
Proceeds from sales of equity investments	185	—
Acquisition of businesses, net of cash acquired	(4,197)	(183)
Settlement of interest rate derivative contracts	—	(175)
Other investing activities	(12)	—
Net cash used in investing activities	(4,834)	(825)
Financing Activities
Purchases of treasury stock	(4,628)	(3,443)
Dividends paid	(1,307)	(1,206)
Proceeds from debt, net	1,282	3,959
Acquisition of redeemable non-controlling interests	—	(49)
Acquisition of non-controlling interest	(133)	—
Contingent consideration paid	(64)	—
Tax withholdings related to share-based payments	(130)	(145)
Cash proceeds from exercise of stock options	55	88
Other financing activities	(13)	19
Net cash used in financing activities	(4,938)	(777)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(80)	66
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(3,578)	3,435
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	12,419	8,969
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,841	$12,404

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which primarily includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excludes these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended September 30, 2021
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,268	54.5%	$99	14.3%	$2,414	$2.44
(Gains) losses on equity investments [1]	**	**	(197)	(0.2) %	(163)	(0.16)
Litigation provisions [2]	(27)	0.6%	**	0.1%	22	0.02
Indirect tax matter [3]	(82)	1.6%	6	0.2%	69	0.07
Non-GAAP	$2,158	56.7%	$(92)	14.4%	$2,341	$2.37

	Three Months Ended September 30, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,732	54.9%	$(190)	21.0%	$1,513	$1.51
(Gains) losses on equity investments [1]	**	**	91	(1.0) %	92	0.09
Non-GAAP	$1,732	54.9%	$(99)	20.0%	$1,605	$1.60

	Three Months Ended September 30, 2021 as compared to the Three Months Ended September 30, 2020
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	30%	31%	(0.4)	ppt	(6.7)	ppt	59%	62%
(Gains) losses on equity investments [1]	**	**	**		0.8	ppt	(20) %	(19) %
Litigation provisions [2]	**	(2) %	0.6	ppt	0.1	ppt	1%	1%
Indirect tax matter [3]	**	(5) %	1.6	ppt	0.2	ppt	5%	5%
Non-GAAP	30%	25%	1.8	ppt	(5.6)	ppt	46%	48%
Currency impact [4]	(1) %	(1) %	0.1	ppt	—	ppt	(1) %	(1) %
Non-GAAP - currency-neutral	29%	23%	2.0	ppt	(5.6)	ppt	45%	48%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Q3’21 and Q3’20, pre-tax net gains of $197 million and net losses $91 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Special Items
2. Q3’21 pre-tax charges of $27 million were related to litigation settlements and estimated attorneys’ fees with U.K. merchants.
3. Q3’21 pre-tax charge of $88 million, related to the anticipated resolution of a foreign indirect tax matter for 2015 through the current period and the related interest.
Other Notes
4. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Non-GAAP Reconciliations (YTD)
	Nine Months Ended September 30, 2021
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$6,413	53.1%	$229	15.7%	$6,308	$6.35
(Gains) losses on equity investments [1]	**	**	(534)	(0.3) %	(432)	(0.43)
Litigation provisions [2]	(94)	0.7%	**	0.1%	74	0.07
Indirect tax matter [3]	(82)	0.6%	6	0.1%	69	0.07
Non-GAAP	$6,237	54.4%	$(299)	15.6%	$6,018	$6.06

	Nine Months Ended September 30, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,158	53.9%	$(431)	17.3%	$4,626	$4.59
(Gains) losses on equity investments [1]	**	**	190	(0.2) %	171	0.17
Litigation provisions [4]	(28)	0.3%	**	—%	22	0.02
Non-GAAP	$5,129	54.1%	$(241)	17.1%	$4,819	$4.78

	Nine Months Ended September 30, 2021 as compared to the Nine Months Ended September 30, 2020
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	22%	24%	(0.8)	ppt	(1.6)	ppt	36%	38%
(Gains) losses on equity investments [1]	**	**	**		—	ppt	(14) %	(14) %
Litigation provisions [2,4]	**	(1) %	0.4	ppt	0.1	ppt	1%	1%
Indirect tax matter [3]	**	(2) %	0.6	ppt	0.1	ppt	1%	2%
Non-GAAP	22%	22%	0.2	ppt	(1.4)	ppt	25%	27%
Currency impact [5]	(2) %	(2) %	0.1	ppt	—	ppt	(2) %	(2) %
Non-GAAP - currency-neutral	20%	19%	0.4	ppt	(1.5)	ppt	23%	25%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Year-to-date 2021 and 2020, pre-tax net gains of $534 million and pre-tax net losses of $190 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Special Items
2. Year-to-date 2021 pre-tax charges of $94 million were related to litigation settlements and estimated attorneys’ fees with U.K. merchants.
3. Year-to-date 2021 pre-tax charge of $88 million related to the anticipated resolution of a foreign indirect tax matter for 2015 through the current period and the related interest.
4. Year-to-date 2020 pre-tax charges of $28 million were related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants.
Other Notes
5. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended September 30, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$536	11.4%	9.6%	$375	10.9%	7,855	15.7%	$161	6.5%	1,591	893
Canada	56	23.6%	16.8%	54	16.7%	828	14.7%	1	19.6%	5	65
Europe	662	27.5%	27.0%	474	32.9%	15,224	30.0%	187	14.1%	1,123	713
Latin America	122	38.7%	33.7%	85	41.6%	3,858	40.0%	37	18.6%	301	281
Worldwide less United States	1,376	21.4%	19.7%	989	23.4%	27,765	26.3%	387	11.2%	3,020	1,952
United States	618	20.3%	20.3%	554	22.9%	9,024	15.2%	64	1.9%	319	551
Worldwide	1,993	21.1%	19.9%	1,543	23.2%	36,790	23.4%	450	9.8%	3,339	2,503
Mastercard Credit and Charge Programs
Worldwide less United States	622	19.0%	16.4%	584	16.6%	12,194	21.4%	38	12.4%	162	750
United States	292	36.1%	36.1%	284	34.5%	3,135	29.3%	8	126.3%	8	264
Worldwide	914	24.0%	22.0%	868	21.9%	15,329	22.9%	46	23.2%	170	1,014
Mastercard Debit Programs
Worldwide less United States	753	23.4%	22.6%	405	34.5%	15,571	30.5%	349	11.1%	2,858	1,202
United States	326	9.0%	9.0%	271	12.6%	5,889	8.8%	56	(5.6)%	311	287
Worldwide	1,079	18.7%	18.1%	675	24.8%	21,461	23.7%	404	8.5%	3,169	1,489

	For the 9 Months Ended September 30, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,579	16.5%	11.9%	$1,098	13.1%	22,602	19.1%	$481	9.0%	4,732	893
Canada	154	23.6%	14.4%	149	16.2%	2,227	14.3%	5	(24.3)%	13	65
Europe	1,756	27.0%	23.8%	1,243	28.7%	40,007	29.1%	514	13.4%	3,075	713
Latin America	337	25.7%	26.2%	231	34.0%	10,445	30.4%	107	12.2%	850	281
Worldwide less United States	3,826	22.2%	18.4%	2,721	21.6%	75,281	25.6%	1,106	11.1%	8,671	1,952
United States	1,780	22.4%	22.4%	1,583	24.2%	25,710	16.2%	198	9.8%	964	551
Worldwide	5,607	22.2%	19.6%	4,303	22.6%	100,992	23.1%	1,303	10.9%	9,635	2,503
Mastercard Credit and Charge Programs
Worldwide less United States	1,736	16.8%	12.4%	1,627	13.2%	33,575	19.2%	109	2.7%	460	750
United States	792	26.9%	26.9%	771	27.3%	8,444	22.0%	21	13.7%	21	264
Worldwide	2,528	19.8%	16.6%	2,398	17.3%	42,019	19.7%	130	4.4%	481	1,014
Mastercard Debit Programs
Worldwide less United States	2,091	27.0%	23.8%	1,093	36.9%	41,706	31.4%	997	12.1%	8,210	1,202
United States	988	19.0%	19.0%	812	21.3%	17,266	13.5%	177	9.3%	943	287
Worldwide	3,079	24.3%	22.2%	1,905	29.8%	58,973	25.6%	1,174	11.7%	9,154	1,489

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended September 30, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$481	(1.5)%	(1.4)%	$328	(0.1)%	6,789	3.8%	$153	(4.0)%	1,550	865
Canada	45	(3.7)%	(2.9)%	44	(1.6)%	722	(3.5)%	1	(34.9)%	4	61
Europe	519	2.1%	2.8%	353	3.6%	11,709	14.5%	165	1.1%	1,062	631
Latin America	88	(22.2)%	(6.8)%	59	(1.7)%	2,755	(5.7)%	29	(15.7)%	244	221
Worldwide less United States	1,133	(2.1)%	(0.1)%	784	1.3%	21,975	7.5%	349	(3.0)%	2,860	1,778
United States	513	4.1%	4.1%	451	4.1%	7,837	1.2%	62	3.8%	321	484
Worldwide	1,647	(0.2)%	1.2%	1,235	2.3%	29,812	5.8%	411	(2.0)%	3,181	2,262
Mastercard Credit and Charge Programs
Worldwide less United States	523	(9.3)%	(7.5)%	489	(7.0)%	10,044	(1.0)%	34	(14.5)%	157	704
United States	214	(12.2)%	(12.2)%	211	(10.0)%	2,424	(9.8)%	4	(65.0)%	6	234
Worldwide	737	(10.2)%	(8.9)%	700	(7.9)%	12,468	(2.8)%	37	(24.8)%	163	938
Mastercard Debit Programs
Worldwide less United States	610	5.2%	7.3%	295	18.8%	11,931	15.8%	315	(1.6)%	2,703	1,074
United States	299	20.1%	20.1%	240	20.7%	5,413	7.0%	59	17.7%	315	250
Worldwide	909	9.6%	11.2%	535	19.7%	17,344	12.9%	374	1.0%	3,019	1,324

	For the 9 Months ended September 30, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,356	(4.7)%	(2.5)%	$918	(1.4)%	18,973	3.9%	$438	(4.8)%	4,529	865
Canada	124	(5.8)%	(4.0)%	119	(4.4)%	1,948	(5.8)%	6	4.8%	12	61
Europe	1,383	(2.3)%	0.6%	932	0.9%	30,994	10.2%	451	(0.1)%	2,967	631
Latin America	268	(18.2)%	(3.5)%	177	1.2%	8,008	(1.3)%	92	(11.4)%	750	221
Worldwide less United States	3,132	(5.0)%	(1.3)%	2,146	(0.4)%	59,923	5.9%	986	(3.3)%	8,259	1,778
United States	1,455	1.7%	1.7%	1,275	1.8%	22,135	(0.3)%	180	1.1%	911	484
Worldwide	4,586	(3.0)%	(0.4)%	3,420	0.4%	82,058	4.2%	1,166	(2.7)%	9,170	2,262
Mastercard Credit and Charge Programs
Worldwide less United States	1,486	(10.8)%	(7.2)%	1,382	(7.1)%	28,177	(0.5)%	104	(7.7)%	464	704
United States	624	(10.0)%	(10.0)%	606	(8.9)%	6,920	(7.7)%	19	(34.8)%	19	234
Worldwide	2,110	(10.5)%	(8.0)%	1,988	(7.7)%	35,096	(2.0)%	122	(13.2)%	483	938
Mastercard Debit Programs
Worldwide less United States	1,646	0.9%	4.6%	764	14.7%	31,746	12.4%	882	(2.8)%	7,795	1,074
United States	830	12.7%	12.7%	669	14.0%	15,215	3.4%	162	7.9%	892	250
Worldwide	2,476	4.6%	7.2%	1,432	14.4%	46,961	9.3%	1,044	(1.3)%	8,688	1,324

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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